UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2005
__________________________________

VAIL BANKS, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-25081	84-1250561
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

0015 Benchmark Road, Suite 300, P.O. Box 6580 Avon, Colorado	81620
(Address of Principal Executive Offices)	(Zip Code)

(970) 476-2002
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 22, 2005, Vail Banks, Inc. (the “Registrant”) finalized an Incentive Stock Option Agreement and a Change In Control Severance Payment Agreement with Brady Burt, Executive Vice President and Chief Financial Officer, of the Registrant.

Pursuant to the Incentive Stock Option Agreement, Mr. Burt received a grant of 10,000 incentive stock options at an exercise price of $14.74. The options granted to Mr. Burt vest in four equal installments on the first four anniversaries of the grant date subject to certain performance measures as set by the Board of Directors. The Change In Control Severance Agreement provides for payment of an amount equal to one year’s salary upon change in control of the Company as defined in the agreement.

A copy of the Incentive Stock Option Agreement and Change In Control Severance Agreement are filed as exhibits 10.1 and 10.2 hereto.

ITEM 8.01          OTHER EVENTS.

On August 25, 2005, the Registrant issued a Press Release regarding grants of incentive stock options and entering into the Change In Control Severance Agreement, a copy of which is attached hereto as Exhibit 99.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit No.	Description

10.1	Incentive Stock Option Agreement, dated August 22, 2005, between the Registrant Brady Burt.
10.2	Change In Control Severance Payment Agreement, dated August 22, 2005, between the Registrant and Brady Burt
99.1	Press Release issued by the Registrant on August 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VAIL BANKS, INC.

By:	/s/ Gary S. Judd
Gary S. Judd Chief Executive Officer and President

Dated: August 25, 2005